Exhibit 10.33

INDEMNIFICATION AGREEMENT

This Agreement is made and entered into as of                                       ,                    (the “Agreement”), by and between World Heart Corporation, a corporation continued under the laws of Canada (the “Company”, which term shall include any one or more of its subsidiaries where appropriate), and                                                         (“Indemnitee”).  Certain capitalized terms are used in this Agreement as specifically defined in Section 7.

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors and executive officers to expensive litigation risks;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and executive officers of the Company and to indemnify its directors and executive officers so as to provide them with the maximum protection permitted under applicable law and the Company’s Articles of Continuance and By-Laws, each as amended; and

WHEREAS, in view of such considerations, the Company desires to provide, independent from the indemnification to which Indemnitee is otherwise entitled by law and under the Company’s Articles of Continuance and By-Laws, each as amended, indemnification to Indemnitee and advances of expenses, all as set forth in this Agreement.

NOW, THEREFORE, to induce Indemnitee to serve the Company and in consideration of these premises and the mutual agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.                                       Services by Indemnitee.  Indemnitee agrees to serve or continue to serve as a director or executive officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee’s written resignation; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.

2.                                       Indemnification and Advances.

2.1                                 The Company shall advance all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding within fifteen business days after the receipt by the Company of a written request therefor, accompanied or preceded by reasonably detailed evidence of such Expenses.  Such written request shall include an undertaking, substantially in the form attached hereto as Exhibit A, by or on behalf of Indemnitee to repay all Expenses advanced to the extent Indemnitee shall be finally adjudicated, or determined pursuant to Section 3.1, 3.2 or 3.3, to be not entitled to indemnification therefor.  The undertaking as described above shall be unsecured, bear no interest and be accepted by the Company without reference to Indemnitee’s financial ability to repay any such advances.  Advances shall include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Repayment shall not be required until after it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.

2.2                                 Except as specifically provided in Sections 3.1, 3.2 and 3.3, within 60 calendar days after receipt of a request for indemnification from Indemnitee the Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding or any claim, issue or matter therein.  A request for indemnification must be accompanied by reasonable evidence of the basis of the amount for which indemnification is requested, and must indicate a choice of Independent Counsel, if any, to make any determination pursuant to Section 3.3.

2.3                                 Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding (or any claim, issue or matter relating thereto) which was adjudicated or determined by a court of competent jurisdiction, on the merits or otherwise, in Indemnitee’s favor or which was terminated by dismissal or withdrawal, with or without prejudice.  Without limiting the generality of the foregoing, if any Proceeding is disposed of, on the merits, by settlement (with or without court approval) or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (v) with respect to any criminal action or proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, then the Proceeding shall be considered for the purpose of this Agreement to have been resolved in Indemnitee’s favor.  For purposes of this Agreement, the termination of any Proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

2.4                                 If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, penalties, fines or amounts paid in settlement to which the Company reasonably believes the Indemnitee is entitled.

2.5                                 Indemnitee must notify the Company in writing as soon as practicable of any Proceeding for which indemnity will or could be sought by him and provide the Company with a copy of any summons, citation, subpoena, information or other document relating to such Proceeding with which Indemnitee is served. In the event the Company shall be obligated to pay Expenses of Indemnitee in connection with any Proceeding, the Company shall have the right in its sole discretion to assume the defense of such Proceeding, or to participate to the extent permissible in such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of its election to do so.  Notwithstanding the foregoing, the Company shall not be permitted to settle any Proceeding on behalf of Indemnitee in any manner which would impose any unindemnified liability or penalty on Indemnitee or require any acknowledgment of wrongdoing on the part of Indemnitee without Indemnitee’s written consent. The Company shall not be required to indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its shareholders.).  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any other fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee’s own expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, or (B) Indemnitee shall have reasonably concluded based on the advice of legal counsel that there is an actual conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled, without the consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii)(B) above.

2.6                                 Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such Proceeding.

3.                                       Exceptions.

3.1                                 No indemnification shall be provided with respect to the following:  (a) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law; (b) any Proceeding to the extent that Indemnitee has been finally adjudicated (i) not to have acted honestly or in good faith and in the reasonable belief that Indemnitee’s action or inaction was in the best interests of the Company (or, in the case of service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan) or (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, not to have had reasonable grounds for believing that the Indemnitee’s conduct was lawful; (c) any of Indemnitee’s Expenses or liabilities to the extent that such Expenses or liabilities have been actually paid by an insurance carrier under a policy of insurance; (d) the payment of profits inuring to and recoverable by the Company pursuant to Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar successor statute or other provisions of any Canadian or U.S. federal, state or local statute or rules and regulations thereunder, and any Expenses incurred with respect thereto; (e) any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement (unless otherwise prohibited by this Agreement) or under any other agreement or applicable law, or (ii) in specific cases where the Board of Directors has approved the initiation or bringing of such Proceeding; (f) any Proceeding in which Indemnitee has been finally adjudicated to have committed fraud; or (g) any Proceeding in which it has been finally adjudicated that Indemnitee may not be relieved of liability under applicable law or public policy for Indemnitee’s acts, errors, omissions or transactions.

3.2                                 If a Change of Control has not occurred since the date hereof, no indemnification shall be provided under this Agreement to the extent that, within 60 calendar days of the receipt by the Company of a request for indemnification, Indemnitee has been determined (after investigation) by:

(a) the Board of Directors of the Company by majority vote of a quorum of Disinterested Directors; or

(b) if such a quorum is not obtainable, or if directed by majority vote of a quorum of Disinterested Directors, Independent Counsel (selected by majority vote of the Disinterested Directors or, if none, by majority vote of the Board of Directors) in a written opinion, not to be entitled to such indemnification pursuant to any of the exceptions set forth in Section 3.1 above.

3.3                                 If a Change in Control has occurred since the date hereof, no indemnification shall be provided under this Agreement to the extent that, within 60 calendar days of the receipt by the Company of a request for indemnification, Indemnitee has been determined (after investigation) by:

(a) the Independent Counsel specified by Indemnitee in the request for indemnification and approved by the Company (such approval not to be unreasonably withheld); or

(b) if the Indemnitee makes no such specification, by a person, persons or entity who would be entitled to make such a determination pursuant to Section 3.2 if a Change in Control had not occurred,

not to be entitled to such indemnification pursuant to any of the exceptions set forth in Section 3.1 above.  A person, persons or entity making a determination pursuant to this Section 3.3 shall presume that Indemnitee acted so as to be entitled to indemnification, and the Company shall have the burden of proof in overcoming that presumption.

3.4                                 Indemnitee shall cooperate with any person, persons or entity making an investigation pursuant to Sections 3.2 or 3.3 to the extent reasonably requested.  Any costs or expenses (including attorney’s fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby agrees to indemnify and agrees to hold Indemnitee harmless therefrom.

3.5                                 For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or relevant Subsidiary, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant Subsidiary in the course of their duties, or on the advice of legal counsel for the Company or relevant Subsidiary, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant Subsidiary.  The knowledge and actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its Subsidiaries shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  The provisions of this Section 3.5 shall not be deemed to be exclusive or to limit in any way the other circumstance in which the Indemnitee may be deemed to have meet the applicable standard of conduct set forth in this Agreement.

3.6                                 Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Act.  Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue.  Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

4.                                       Remedies of Indemnitee.

4.1                                 In the event that (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) a required advancement of Expenses is not timely made, or (iii) payment of any required indemnification is not timely made as prescribed in Section 2.2, Indemnitee shall be entitled to an adjudication in an appropriate court of the Province of Ontario of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted in Salt Lake City, Utah by a single arbitrator pursuant to the commercial rules of the American Arbitration Association, and judgment upon any arbitration award may be entered in an appropriate court of the Province of Ontario.  Indemnitee shall commence a proceeding seeking such an adjudication or an award in arbitration within 180 calendar days following the date on which Indemnitee first has the right to commence such proceeding.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

4.2                                 In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration pursuant to Section 4.1 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of such adverse determination.  In any such judicial proceeding or arbitration the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, notwithstanding such adverse determination.

4.3                                 The Company shall be precluded from asserting in any judicial proceeding or arbitration pursuant to Section 4.1 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

4.4                                 In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration pursuant to Section 4.1 to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, if  Indemnitee prevails therein or if such recovery is ordered by the court or the arbitrator.  If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately pro-rated.

5.                                       Security.  To the extent requested by the Indemnitee and approved by the Company’s Board of Directors in its sole discretion, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior, written consent of Indemnitee.

6.                                       Insurance.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or executive officers of the Company (or fiduciaries of any other enterprise), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other director or executive officer (or fiduciary) under such policy or policies.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, the Company’s Articles of Continuance or By-Laws, each as amended, or otherwise.  If the Company has liability insurance for directors or executive officers of the Company in effect at the time of the receipt by the Company from Indemnitee of a notice of a Proceeding, the Company shall cause timely notice of the Proceeding to be given to the Company’s insurer or insurers in accordance with the procedures set forth in the respective applicable insurance policies.

7.                                       Definitions.

7.1                                 “Change in Control” means an occurrence, after the date of this Agreement, of a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control also shall be deemed to have occurred if:  (a) any “Person” (as such term is used in Section 13(d) of the Act), other than a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (b) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period or were so approved themselves) cease for any reason to constitute at least a majority of the Board of Directors.

7.2                                 “Company” means, in addition to World Heart Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which World Heart Corporation. (or any of its Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

7.3                                 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee, and who is not an affiliate of Indemnitee.

7.4                                 “Expenses” shall include all reasonable and necessary attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, appearing as a witness in, preparing to prosecute or defend or appear as a witness in, or investigating a Proceeding, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law other than any monetary penalty enforced in the case of a criminal or administrative action or proceeding where the Indemnitee had reasonable grounds for believing that the Indemnitee’s conduct was lawful.

7.5                                 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee, or any affiliate thereof, under this Agreement, or of other Indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in any action to determine Indemnitee’s rights under this Agreement.

7.6                                 “Proceeding” means any pending, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether civil, criminal, administrative or investigative, including without limitation any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise by reason of (i):  being, having been or having agreed to become a director or executive officer of the Company; (ii) any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director or executive officer of the Company; or (iii) at the request of the Company, being, having been or having agreed to become a director, officer or fiduciary of any other entity or enterprise; and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement..

7.7                                 “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which more that 50% of the outstanding voting securities or equity interests are owned directly or indirectly by the Company (a “Substantial Subsidiary”), by the Company and one or more other Substantial Subsidiary, or by one or more other Substantial Subsidiaries.

8.                                       General.

8.1                                 The rights provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Articles of Continuance or By-Laws, each as amended, any other agreement, a vote of shareholders or a resolution of directors, or otherwise.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law and the Company’s Articles of Continuance and By-Laws, each as amended, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Continuance or By-Laws, each as amended, or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Canadian corporation to indemnify a member of its board of directors or an executive officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Canadian corporation to indemnify a member of its Board of Directors or an executive officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement or by the Company’s Articles of Continuance or By-Laws, each as amended, and provided that such changes do not conflict with the Company’s Articles of Continuance or By-Laws, each as amended, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

8.2                                 This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a director or executive officer of the Company or, at the request of the Company, was serving at the request of the Company as a director, officer or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the time such act or omission occurred.  This Agreement shall continue until and terminate upon the later of: (a) five years after the date that Indemnitee shall have ceased to serve as a director or executive officer of the Company or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights hereunder and of any proceeding commenced by Indemnitee relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business or assets of the Company) and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

8.3                                 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to secure or to bring suit to enforce such rights.

8.4                                 Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, including the Canada Business Corporations Act or the corporations law of any other jurisdiction pursuant to which the Company may be continued, or the Company’s Articles of Continuance or By-Laws, each as amended.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  Moreover, both the Company and Indemnitee acknowledge that in certain instances, public policy may override applicable law and prohibit the Company from indemnifying its directors and executive officers under this Agreement or otherwise.  The Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.5                                 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8.6                                 Indemnitee agrees to notify the Company as soon as practicable in writing upon being served with any summons, citation, subpoena, notice of investigation or inquiry, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.  Such notice shall be provided to:  (a) the Chief Executive Officer of the Company at 825 North, 300 West, Suite NEI07, Salt Lake City, Utah; and (b) Virginia Schweitzer, McCarthy Tétrault LLP, 40 Elgin Street, Suite 1400, Ottawa, Ontario, K1P 5K6.

8.7                                 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if:  (a) actually received; or (b) mailed by certified or registered mail, postage prepaid, on the third business day after the date on which it is so mailed.

8.8                                 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

8.9                                 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions, understandings and representations between them.

8.10                           This Agreement has been reviewed by each of the parties hereto and their respective counsel; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

8.11                           Nothing in this Agreement shall confer upon Indemnitee any right to continue to serve as an officer or director of the Company for any period of time or at any particular rate of compensation.

8.12                           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WORLD HEART CORPORATION

By:

INDEMNITEE

Name:
Address:

Exhibit A

UNDERTAKING

1.                                       This Undertaking is submitted pursuant to the Indemnification Agreement dated as of                                  between World Heart Corporation, a corporation continued under the laws of Canada (the “Company”), and the undersigned (the “Agreement”).  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

2.                                       I am requesting advancement of certain Expenses in connection with a Proceeding.

3.                                       I hereby undertake to repay such advances if it shall ultimately be determined that I am not entitled to be indemnified by the Company therefor under the Agreement or otherwise.

4.                                       The expenses have been incurred in connection with the following matter(s):

Signed:

Dated: